EXHIBIT A


FUNDS                                                           EFFECTIVE DATE
-----                                                           --------------
First Trust DJ STOXX(R) Select Dividend 30 Index Fund           08/23/2007
First Trust FTSE EPRA/NAREIT Global Real Estate Index Fund      08/23/2007
First Trust Dow Jones Global Select Dividend Index Fund         11/20/2007
First Trust Europe Select AlphaDEX(TM) Fund
First Trust Japan Select AlphaDEX(TM) Fund
First Trust Global IPOX-100 Index Fund
First Trust ISE Global Wind Energy Index Fund                   06/13/2008